UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 29, 2017

PQ GROUP HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	001-38221	81-3406833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive

Valleybrooke Corporate Center

Malvern, Pennsylvania 19355

(Address of Principal Executive Offices, including Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 29, 2017, PQ Group Holdings Inc. (“PQ Group Holdings”) issued a press release announcing the issuance and sale of $300 million in aggregate principal amount of 5.750% Senior Unsecured Notes due 2025 (the “Notes”) by PQ Corporation (the “Issuer”), an indirect, wholly owned subsidiary of PQ Group Holdings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 29, 2017, PQ Group Holdings issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Also on November 29, 2017, the Issuer, and each of the Issuer’s subsidiaries party thereto, entered into a purchase agreement with Citigroup Global Markets Inc., as representative of the initial purchasers named therein, relating to the issuance and sale of the Notes. The offering is expected to close on or about December 11, 2017, subject to customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by PQ Group Holdings Inc. announcing offering.

99.2	Press release issued by PQ Group Holdings Inc. announcing pricing of offering.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by PQ Group Holdings Inc. announcing offering.

99.2	Press release issued by PQ Group Holdings Inc. announcing pricing of offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ Group Holdings Inc.

By:	/s/ Joseph S. Koscinski
Name:	Joseph S. Koscinski
Title:	Secretary, Vice President & General Counsel

Date: December 4, 2017